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                         Consent of Independent Auditors


We hereby consent to the use in this amended Registration of Securities by a Small-Business Issuer (Form SB-2A) of our report dated February 13, 2003 relating to the audited financial statements of CCP Worldwide, Inc. and subsidiary as of December 31, 2002 and for the years ended December 31, 2002 and 2001 which appear in such Form SB-2A. We also consent to the reference to us under the headings "Experts" in such Form SB-2A.


/s/ Rogoff & Company, P.C.

New York, New York
June 30, 2003



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